Exhibit 4.6

TORM PLC,

AS ISSUERS,
TO
,
AS TRUSTEE
INDENTURE
DEBT SECURITIES
DATED AS OF          , 201[ ]

Reconciliation and tie between Trust Indenture Act of 1939 (the "Trust Indenture Act") and Indenture
Trust Indenture Act of 1939 Section		Indenture Section
310	(a)(1)	6.8
	(a)(2)	6.8
	(a)(3)	TIA
	(a)(4)	Not Applicable
	(a)(5)	TIA
	(b)	6.9
311	(a)	TIA
	(b)	TIA
312	(a)	7.1
	(b)	7.2
	(c)	7.2
313	(a)	7.3
	(b)	7.3
	(c)	7.3
(d)		7.3
314	(a)	7.4; TIA
	(b)	Not Applicable
	(c)(1)	1.2
	(c)(2)	1.2
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.2
	(f)	1.2
315	(a)	6.1; TIA
	(b)	6.3
	(c)	6.1; TIA
	(d)(1)	6.1; TIA
	(d)(2)	6.1; TIA
	(d)(3)	6.1; TIA
	(e)	5.15; TIA
316	(a)@@(last sentence)	1.1
	(a)(1)(A)	5.2; 5.12
	(a)(1)(B)	5.13
	(b)	5.8
	(c)	TIA
317	(a)(1)	5.3
	(a)(2)	5.4
	(b)	10.3
318	(a)	1.8
	(b)	TIA
	(c)	TIA

This reconciliation and tie section does not constitute part of the Indenture.

TABLE OF CONTENTS

i

ii

iii

INDENTURE, dated as of          , 201[ ] (the "Indenture"), among TORM PLC, a public limited company incorporated under the laws of England and Wales (the "Company"), having its registered office at Birchin Court, 20 Birchin Lane, London, EC3V 9DU, United Kingdom and  [    ], a corporation duly organized under the laws  of [    ] (the "Co-Issuer, and together with the Company, the "Issuers"; and each individually an "Issuer"), having its principal executive office located at  [    ], and [    ], a New York banking corporation, as trustee (hereinafter called the "Trustee"), having its Corporate Trust Office located at [    ].
RECITALS
The Issuers have authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior unsecured debentures, notes or other evidences of indebtedness (hereinafter called the "Securities"), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.
The Issuers have duly authorized the execution and delivery of this Indenture.  All things necessary to make this Indenture a valid agreement of the Issuers, in accordance with its terms, have been done.
This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof as follows:
ARTICLE I
 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01          Definitions.
Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:
(a)          the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
(b)          all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(c)          all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America and, except as otherwise herein expressly provided, the terms "generally accepted accounting principles" or "GAAP" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date or time of such computation;

(d)          the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
(e)          the word "or" is always used inclusively (for example, the phrase "A or B" means "A or B or both," not "either A or B but not both").
Certain terms used principally in certain Articles hereof are defined in those Articles.
"Act," when used with respect to any Holders, has the meaning specified in Section 1.04.
"Additional Amounts" means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by either Issuer in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.
"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.
"Applicable Law" has the meaning specified in Section 6.02(w).
"Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.12 to act on behalf of the Trustee to authenticate Securities of one or more series.
"Authorized Newspaper" means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are legal holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place.  Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.
"Authorized Officer" means, when used with respect to either Issuer, the Chairman (or, if applicable, either Co-Chairman) of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of such Issuer, or any person performing similar functions as any of them.
"Board of Directors" means the board of directors of the Company or the Co-Issuer, as applicable, or any committee of that board duly authorized to act generally or in any particular respect for the Company or the Co-Issuer hereunder.

"Board Resolution" means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company or the Co-Issuer, as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.
"Business Day" with respect to any Place of Payment or other location, means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York or such Place of Payment or other location are authorized or obligated by law, regulation or executive order to close.
"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.
"Capitalized Lease Obligation" means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles in effect on the date hereof, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.
"Co-Issuer" means the Person named as the "Co-Issuer" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Co-Issuer" shall mean such successor Person, and any other obligor upon the Securities.
"Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
"Common Stock" in respect of any Corporation or other Person means Capital Stock of any class or classes (however designated) which has no preference as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Corporation, and which is not subject to redemption by such Corporation; and in respect of the Company, includes all shares of Common Stock thereof.
"Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person, and any other obligor upon the Securities.
"Conversion Event" means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit or composite currency for the purposes for which it was established.

"Corporate Trust Office" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of original execution of this Indenture is located at [    ] or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers.
"Corporation" includes corporations and limited liability companies and, except for purposes of Article VIII, associations, companies and business trusts.
"Currency," with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on or any Additional Amounts with respect to any Security, means Dollars or the Foreign Currency, as the case may be, in which such payment, deposit or other transfer is required to be made by or pursuant to the terms hereof or such Security and, with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof or such Security, means Dollars.
"CUSIP number" means the alphanumeric designation assigned to a Security by Standard & Poor's Ratings Service, CUSIP Service Bureau.
"Defaulted Interest" has the meaning specified in Section 3.07.
"Dollars" or "$" means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.
"Event of Default" has the meaning specified in Section 5.01.
"Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of, or used as the official currency of, one or more countries other than the United States of America or by any recognized confederation or association of such governments.
"Government Obligations" means securities which are (i) direct obligations of the United States of America or the other government or governments which issued the Foreign Currency in which the principal of or any premium or interest on such Security or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

"Holder," means the Person in whose name such Security is registered in the Security Register.
"Indebtedness" means, with respect to any Person, (i) the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (vii) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (i) through (vi) above.
"Indenture" means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security established pursuant to Section 3.01 (as such terms and provisions may be amended pursuant to the applicable provisions hereof).
"Independent Public Accountants" means accountants or a firm of accountants that, with respect to the Company and any other obligor under the Securities, are independent public accountants within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, who may be the independent public accountants regularly retained by the Company or who may be other independent public accountants.  Such accountants or firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to this Indenture or certificates required to be provided hereunder or otherwise provided to the Trustee.
"Indexed Security" means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.
"Interest," with respect to any Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 10.04, includes such Additional Amounts.

"Interest Payment Date," with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
"Issuer Request" and "Issuer Order" mean, respectively, a written request or order, as the case may be, signed in the name of the Company or the Co-Issuer, as applicable, by an Authorized Officer, and delivered to the Trustee.
"Judgment Currency" has the meaning specified in Section 1.16.
"Maturity," with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase, notice of option to elect repayment or otherwise, and includes any applicable Redemption Date.
"New York Banking Day" has the meaning specified in Section 1.16.
"Office" or "Agency," with respect to any Securities, means an office or agency of the Company or the Co-Issuer, as applicable, maintained or designated in a Place of Payment for such Securities pursuant to Section 10.02 or any other office or agency of the Company or the Co-Issuer maintained or designated for such Securities pursuant to Section 10.02 or, to the extent designated or required by Section 10.02 in lieu of such office or agency, the Corporate Trust Office of the Trustee.
"Officer's Certificate" means a certificate signed by an Authorized Officer that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.
"Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company or the Co-Issuer, as applicable, that complies with the requirements of Section 314(e) of the Trust Indenture Act.
"Original Issue Discount Security" means a Security issued pursuant to this Indenture which provides for declaration of an amount less than the principal face amount thereof to be due and payable upon acceleration pursuant to Section 5.02.
"Outstanding," when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:
(1)          any such Security theretofore cancelled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;
(2)          any such Security for whose payment in full at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto (other than pursuant to Section 4.02) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)          any such Security with respect to which the Issuers effected defeasance pursuant to the terms hereof, except to the extent provided in Section 4.02;
(4)          any such Security which has been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Issuers; and
(5)          any such Security converted or exchanged as contemplated by this Indenture into securities of the Issuers or another issuer, if the terms of such Security provide for such conversion or exchange pursuant to Section 3.01; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 5.02 at the time of such determination, and (ii) the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed Outstanding for such purposes shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided in or pursuant to this Indenture, and (iii) the principal amount of a Security denominated in a Foreign Currency shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iv) Securities owned by either Issuer or any other obligor upon the Securities or any Affiliate of either Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee has received written notice from the Company to be so owned shall be so disregarded.  Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (a) the pledgee's right so to act with respect to such Securities and (b) that the pledgee is not either Issuer or any other obligor upon the Securities.  Upon request of the Trustee, the Company shall promptly furnish to the Trustee an Officer's Certificate:  (i) listing and identifying all Securities, if any, known by the Company to be owned by either Issuer or any other obligor upon the Securities or any Affiliate of either Issuer or such other obligor, and (ii) whether any such Securities so owned shall have been pledged in good faith to a pledgee that is not either Issuer or any other obligor upon the Securities, and the Trustee shall be entitled to accept such Officer's Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

"Paying Agent" means any Person authorized by the Company (other than the Co-Issuer) to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Security on behalf of the Issuers.
"Person" means any individual, Corporation, Company, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
"Place of Payment," with respect to any Security, means the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to such Security are payable as provided in or pursuant to this Indenture or such Security.
"Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same Indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same Indebtedness as the lost, destroyed, mutilated or stolen Security.
"Redemption Date," with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Security.
"Redemption Price," with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture or such Security.
"Registered Security" means any Security established pursuant to Section 2.01 which is registered in a Security Register.
"Regular Record Date" for the interest payable on any Registered Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture or such Security as the "Regular Record Date".
"Required Currency" has the meaning specified in Section 1.16.
"Responsible Officer" means any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, or any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, in each case, having direct responsibility for the administration of this Indenture.
"Security" or "Securities" means any note or notes, bond or bonds, debenture or debentures, or any other evidences of Indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, "Securities," with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

"Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05.
"Special Record Date" for the payment of any Defaulted Interest on any Registered Security means a date fixed by the Company pursuant to Section 3.07.
"Stated Maturity," with respect to any Security or any installment of principal thereof or interest thereon, or any Additional Amounts with respect thereto, means the date established by or pursuant to this Indenture or such Security as the fixed date on which the principal of such Security or such installment of principal or interest is, or such Additional Amounts are, due and payable.
"Subsidiary" means an entity over which another entity or person has a determining influence due to direct and indirect ownership of shares or other ownership interests, control of the general partner of any such other entity that is a limited Company and/or agreement, understanding or other arrangement.  An entity shall always be considered to be the subsidiary of another entity or person if such entity or person has such number of shares or ownership interests so as to represent the majority of the votes in the entity, or has the right to elect or dismiss a majority of the directors in the entity.  Unless context otherwise requires, Subsidiary shall mean a Subsidiary of the Company.
"Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.
"Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, "Trustee" shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.
"United States," except as otherwise provided in or pursuant to this Indenture or any Security, means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.
"U.S. Depository" or "Depository" means, with respect to any Security issuable or issued in the form of one or more global Securities, the Person designated as U.S. Depository or Depository by the Company in or pursuant to this Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, if so provided with respect to any Security, any successor to such Person.  If at any time there is more than one such Person, "U.S. Depository" or "Depository" shall mean, with respect to any Securities, the qualifying entity which has been appointed with respect to such Securities.

"Vice President," when used with respect to the Company, the Co-Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "Vice President," or an authorized officer of such entity performing similar functions to a vice president of such entity.
Section 1.02          Compliance Certificates and Opinions.
Except as otherwise expressly provided in this Indenture, upon any application or request by the Company or the Co-Issuer to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
Every Officer's Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(a)          a statement that the individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;
(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)          a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and
(d)          a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.
Section 1.03          Form of Documents Delivered to Trustee.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Company or the Co-Issuer may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, provided that such officer, after reasonable inquiry, has no reason to believe and does not believe that the Opinion of Counsel with respect to the matters upon which his certificate or opinion is based is erroneous.  Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Co-Issuer, or other Persons designated by the officers or directors of the Company or the Co-Issuer, without independent inquiry, provided that such counsel has no reason to believe and does not believe that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.
Section 1.04          Acts of Holders.
(a)          Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting.  Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee and the Issuers and any agent of the Trustee and the Issuers, if made in the manner provided in this Section.  The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 15.06.
Without limiting the generality of this Section 1.04, unless otherwise provided in or pursuant to this Indenture, a Holder, including a U.S. Depository that is a Holder of a global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be made, given or taken by Holders, and a U.S. Depository that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such U.S. Depository's standing instructions and customary practices.
The Company shall fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any permanent global Security held by a U.S. Depository entitled under the procedures of such U.S. Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be made, given or taken by Holders.  If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other Act, whether or not such Holders remain Holders after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other Act shall be valid or effective if made, given or taken more than 90 days after such record date.
(b)          The fact and date of the execution by any Person of any such instrument or writing referred to in this Section 1.04 may be proved in any reasonable manner; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(c)          The ownership, principal amount and serial numbers of Registered Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.
(d)          [Reserved.]
(e)          If the Issuers shall solicit from the Holders of any Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may at its option (but is not obligated to), by Board Resolution, fix in advance a record date for the determination of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Registered Securities shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
(f)          Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such Act is made upon such Security.
Section 1.05          Notices, Etc. to the Trustee and the Issuers.
Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(a)          the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or by telecopy answer received at the number provided therefor, or
(b)          the Company or the Co-Issuer by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of its Chief Financial Officer, Chief Accounting Officer or Secretary, at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, or by telecopy answer received at the number provided therefor.

Section 1.06          Notice to Holders of Securities; Waiver.
Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.
In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities given as provided herein.  Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.  If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee, which shall not be unreasonably withheld, shall constitute a sufficient notification for every purpose hereunder.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
Where this Indenture provides for notice of any event to a Holder of a global Security, such notice shall be sufficiently given if given to the Depository for such Security (or its designee), pursuant to the applicable procedures of the Depository, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.
Section 1.07          Language of Notices.
Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication; provided, however, that the Company shall be responsible for providing any such translation from the English language to the official language of such country of publication.
Section 1.08          Conflict with Trust Indenture Act.
If any provision hereof limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed hereon by Section 318(c) thereof, such required provision shall control.
Section 1.09          Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 1.10          Successors and Assigns.
All covenants and agreements in this Indenture by the Issuers shall bind their successors and assigns, whether so expressed or not.

Section 1.11          Separability Clause.
In case any provision in this Indenture or any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 1.12          Benefits of Indenture.
Nothing in this Indenture or any Security, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 1.13          Governing Law.
This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.  Any dispute, action or proceeding arising out of or relating to this Indenture or the rights of any party under this Indenture shall be exclusively maintained in the U.S. federal or New York State Court sitting in the Borough of Manhattan, The City of New York, New York.  Each of the parties hereto:  (i) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, and (ii) irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding.  Each party to this Indenture waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Indenture or any matter arising hereunder. To the fullest extent permitted by applicable law, the Issuers hereby irrevocably submit to the jurisdiction of any Federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Securities and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court.  The Issuers irrevocably waive, to the fullest extent permitted by law, any objection which they may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum.  The Issuers agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Issuers, and may be enforced in any courts to the jurisdiction of which the Issuers are subject by a suit upon such judgment.
Section 1.14          Legal Holidays.
Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Interest Payment Date, Stated Maturity or Maturity of any Security or payment in respect of such Security, or the last date on which a Holder has the right to convert or exchange Securities of a series that are convertible or exchangeable, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture, any Security other than a provision in any Security that specifically states that such provision shall apply in lieu hereof) payment need not be made at such Place of Payment on such date, and such Securities need not be converted or exchanged on such date but such payment may be made, and such Securities may be converted or exchanged, on the next succeeding day that is a Business Day with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity or Maturity or on such last day for conversion or exchange, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity or last day for conversion or exchange, as the case may be, to such next succeeding Business Day.

Section 1.15          Counterparts.
This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
Section 1.16          Judgment Currency.
Each Issuer agrees, to the fullest extent that it may effectively do so under applicable law, that (i) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, or Additional Amounts on the Securities of any series or any indemnities due hereunder from such Issuer (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is given and (ii) its obligations under this Indenture to make payments in the Required Currency (a) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (i)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (b) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (c) shall not be affected by judgment being obtained for any other sum due under this Indenture.  For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.
Section 1.17          No Security Interest Created.
Nothing in this Indenture or in any Security, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its Subsidiaries is or may be located.
Section 1.18          Limitation on Individual Liability.
No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, officer or director, as such, past, present or future, of either Issuer or any managing member or general partner thereof, either directly or through such Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of either Issuer or any managing member or general partner thereof, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security.

ARTICLE II
 SECURITIES FORMS

Section 2.01          Forms Generally.
Each Security issued pursuant to this Indenture shall be in substantially the form attached as Exhibit A and as set forth pursuant to this Article, or in such other form established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Security as evidenced by their execution of such Security.
Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in registered form without coupons.
Definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers of the Issuers executing such Securities, as conclusively evidenced by their execution of such Securities.
Section 2.02          Form of Trustee's Certificate of Authentication.
Subject to Section 6.12, the Trustee's certificate of authentication shall be in substantially the following form:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

as Trustee

By:
Dated:		Authorized Signatory
Section 2.03          Securities in Global Form.
If Securities of a series shall be issuable in global form, any such Security may provide that it or any number of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges, redemptions or cancellations.  Any endorsement of any Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Issuer Order to be delivered pursuant to Section 3.03 or 3.04 with respect thereto.  Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver, in each case at the Issuers' expense, any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Issuer Order.  If an Issuer Order pursuant to Section 3.03 or 3.04 has been, or simultaneously is, delivered, any instructions by the Issuers with respect to a Security in global form shall be in writing.

Notwithstanding the provisions of Section 3.07, unless otherwise specified in or pursuant to this Indenture or any Security, payment of principal of, any premium and interest on, and any Additional Amounts in respect of, any Security in temporary or permanent global form shall be made to the Person or Persons specified therein.
Notwithstanding the provisions of Section 3.08 and except as provided in the preceding paragraph, the Issuers, the Trustee and any agent of the Issuers or the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a global Security the Holder of such global Security.
ARTICLE III
 THE SECURITIES

Section 3.01          Amount Unlimited; Issuable in Series.
The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued in one or more series.
With respect to any Securities to be authenticated and delivered hereunder, there shall be established in or pursuant to a Board Resolution and set forth in an Officer's Certificate, or established in one or more indentures supplemental hereto,
(a)          the title of such Securities and the series in which such Securities shall be included;
(b)          any limit upon the aggregate principal amount of the Securities of such title or the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.04, 3.05, 3.06, 9.05 or 11.07, upon repayment in part of any Registered Security of such series pursuant to Article XIII, upon surrender in part of any Registered Security for conversion into other securities of the Issuers or exchange for securities of another issuer pursuant to its terms, or pursuant to or as contemplated by the terms of such Securities);
(c)          [Reserved];
(d)          if any of such Securities are to be issuable in global form, when any of such Securities are to be issuable in global form and (i) whether such Securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 3.05, and (iii) the name of the Depository or the U.S. Depository, as the case may be, with respect to any such global Security;

(e)          if any of such Securities are to be issuable in global form, the date as of which any such global Security shall be dated (if other than the date of original issuance of the first of such Securities to be issued);
(f)          [Reserved];
(g)          the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal of such Securities is payable;
(h)          the rate or rates at which such Securities shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall accrue or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates, if any, on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on Registered Securities on any Interest Payment Date, whether and under what circumstances Additional Amounts on such Securities or any of them shall be payable, the notice, if any, to Holders regarding the determination of interest on a floating rate Security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;
(i)          if in addition to or other than the Borough of Manhattan, The City of New York, the place or places where the principal of, any premium and interest on or any Additional Amounts with respect to such Securities shall be payable, any of such Securities that are Registered Securities may be surrendered for registration of transfer or exchange, any of such Securities may be surrendered for conversion or exchange and notices or demands to or upon the Company in respect of such Securities and this Indenture may be served, the extent to which, or the manner in which, any interest payment or Additional Amounts on a global Security on an Interest Payment Date, will be paid and the manner in which any principal of or premium, if any, on any global Security will be paid;
(j)          whether any of such Securities are to be redeemable at the option of the Issuers and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Issuers;
(k)          whether the Issuers are obligated to redeem or purchase any of such Securities pursuant to any sinking fund or analogous provision or at the option of any Holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities so redeemed or purchased;
(l)          the denominations in which any of such Securities that are Registered Securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof;
(m)          whether the Securities of the series will be convertible into other securities of the Issuers and/or exchangeable for securities of another issuer, and if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, and any deletions from or modifications or additions to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Securities or the administration thereof;

(n)          if other than the principal amount thereof, the portion of the principal amount of any of such Securities that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the method by which such portion is to be determined;
(o)          if other than Dollars, the Foreign Currency in which payment of the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities shall be payable;
(p)          if the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities are to be payable, at the election of the Company or a Holder thereof or otherwise, in Dollars or in a Foreign Currency other than that in which such Securities are stated to be payable, the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are stated to be payable and the Currency in which such Securities or any of them are to be paid pursuant to such election, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Company or a Holder thereof or otherwise, in a Foreign Currency;
(q)          whether the amount of payments of principal of, any premium or interest on or any Additional Amounts with respect to such Securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more Currencies, commodities, equity securities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;
(r)          any deletions from, modifications of or additions to the Events of Default or covenants of the Issuers with respect to any of such Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;
(s)          whether either or both of Section 4.02(b) relating to defeasance or Section 4.02(c) relating to covenant defeasance shall be applicable to the Securities of such series, or any covenants in addition to those specified in Section 4.02(c) relating to the Securities of such series which shall be subject to covenant defeasance, and any deletions from, or modifications or additions to, the provisions of Article IV in respect of the Securities of such series;
(t)          whether any of such Securities are to be issuable upon the exercise of warrants, and the time, manner and place for such Securities to be authenticated and delivered;
(u)          if any of such Securities are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;
(v)          if there is more than one Trustee, the identity of the Trustee and, if not the Trustee, the identity of each Security Registrar, Paying Agent or Authenticating Agent with respect to such Securities;

(w)          [Reserved] and
(x)          any other terms of such Securities and any other deletions from or modifications or additions to this Indenture in respect of such Securities.
All Securities of any one series shall be substantially identical except as to the date from which interest, if any, shall accrue and except as may otherwise be provided by the Issuers in or pursuant to the Board Resolution and set forth in the Officer's Certificate or in any indenture or indentures supplemental hereto pertaining to such series of Securities.  The terms of the Securities of any series may provide, without limitation, that the Securities shall be authenticated and delivered by the Trustee on original issue from time to time upon written order of persons designated in the Officer's Certificate or supplemental indenture and that such persons are authorized to determine, consistent with such Officer's Certificate or any applicable supplemental indenture, such terms and conditions of the Securities of such series as are specified in such Officer's Certificate or supplemental indenture.  All Securities of any one series need not be issued at the same time and, unless otherwise so provided, a series may be reopened for issuances of additional Securities of such series or to establish additional terms of such series of Securities.
If any of the terms of the Securities of any series shall be established by action taken by or pursuant to a Board Resolution, the Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officer's Certificate or supplemental indenture setting forth the terms of such series.
Section 3.02          Currency; Denominations.
Unless otherwise provided in or pursuant to this Indenture, the principal of, any premium and interest on and any Additional Amounts with respect to the Securities shall be payable in Dollars.  Unless otherwise provided in or pursuant to this Indenture, Registered Securities denominated in Dollars shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  Securities not denominated in Dollars shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.
Section 3.03          Execution, Authentication, Delivery and Dating.
Securities shall be executed on behalf of each Issuer by its Chairman (or, if applicable, either Co-Chairman) of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer or any Assistant Treasurer or other person performing similar functions thereof.  The signature of any of these officers on the Securities may be manual or facsimile.
Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of either Issuer shall bind such Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of original issuance of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Securities, executed by the Issuers, to the Trustee for authentication and, provided that the Board Resolution and Officer's Certificate or supplemental indenture or indentures with respect to such Securities referred to in Section 3.01 and an Issuer Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Issuer Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities.  In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in relying upon,
(a)          an Opinion of Counsel to the effect that:
(i)          the form or forms and terms of such Securities, if any, have been established in conformity with the provisions of this Indenture;
(ii)          all conditions precedent to the authentication and delivery of such Securities, if any, have been complied with and that such Securities, when completed by appropriate insertions, executed and attested by duly authorized officers of the Issuers, delivered by duly authorized officers of the Issuers to the Trustee for authentication pursuant to this Indenture, and authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legally valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and will entitle the Holders thereof to the benefits of this Indenture; such Opinion of Counsel need express no opinion as to the availability of equitable remedies and may contain reasonable and customary limitations, qualifications and assumptions;
(iii)          all laws and requirements of the State of New York and the federal laws of the United States in respect of the execution and delivery by the Issuers of such Securities have been complied with; and
(iv)          this Indenture has been qualified under the Trust Indenture Act; and
(b)          an Officer's Certificate stating that, to the best knowledge of the Persons executing such certificate, all conditions precedent to the execution, authentication and delivery of such Securities, if any, appertaining thereto, have been complied with, and no Event of Default with respect to any of the Securities shall have occurred and be continuing.
If all the Securities of any series are not to be issued at one time, the Issuers shall deliver an Issuer Order to the Trustee at the time of issuance of each Security, but such opinion and certificate, with appropriate modifications, shall be delivered at or before the time of issuance of the first Security of such series.  After any such first delivery, any separate written request by an Authorized Officer of the Issuers or any person designated in writing by an Authorized Officer that the Trustee authenticate and deliver Securities of such series for original issue will be deemed to be a certification by the Issuers that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with and that no Event of Default with respect to any of the Securities has occurred or is continuing.

The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Securities if the issue of such Securities pursuant to this Indenture will, in the written opinion of counsel to the Trustee, affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not otherwise lawfully be taken.
Each Registered Security shall be dated the date of its authentication.
No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 2.02 or 6.12 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized officers.  Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
Section 3.04          Temporary Securities.
Pending the preparation of definitive Securities, the Issuers may execute and deliver to the Trustee and, upon Issuers Order, the Trustee shall authenticate and deliver, in the manner provided in Section 3.03, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Issuers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.  Such temporary Securities may be in global form.
Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions thereof, if temporary Securities are issued, the Issuers shall cause definitive Securities to be prepared without unreasonable delay.  After the preparation of definitive Securities of the same series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof.  Upon surrender for cancellation of any one or more temporary Securities, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and containing identical terms and provisions.  Unless otherwise provided in or pursuant to this Indenture with respect to a temporary global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.
Section 3.05          Registration, Transfer and Exchange.
With respect to the Registered Securities of each series, if any, the Company shall cause to be kept a register (each such register being herein sometimes referred to as the "Security Register") at an Office or Agency for such series in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Registered Securities of such series and of transfers of the Registered Securities of such series.  Such Office or Agency shall be the "Security Registrar" for that series of Securities.  Unless otherwise specified in or pursuant to this Indenture or the Securities, the Trustee shall be the initial Security Registrar for each series of Securities.  The Company shall have the right to remove and replace from time to time the Security Registrar for any series of Securities; provided that no such removal or replacement shall be effective until a successor Security Registrar with respect to such series of Securities shall have been appointed by the Company and shall have accepted such appointment by the Company.  In the event that the Trustee shall not be or shall cease to be Security Registrar with respect to a series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times.  There shall be only one Security Register for each series of Securities.

Upon surrender for registration of transfer of any Registered Security of any series at any Office or Agency for such series, the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.
At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Office or Agency for such series.  Whenever any Registered Securities are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.
Notwithstanding the foregoing, except as otherwise provided in or pursuant to this Indenture, any global Security shall be exchangeable for Registered Securities only if (i) the Depository notifies the Issuers that it is no longer willing or able to act as a Depository for such global Security or ceases to be a clearing agency registered under the Exchange Act, and the Company has not appointed a successor Depository within 90 days of that notice or becoming aware that the Depository is no longer so registered; (ii) an Event of Default has occurred and is continuing, and the Depository requests the issuance of certificated Securities; or (iii) the Company determines not to have the Securities represented by a global Security.  Neither the Issuers nor the Trustee will be liable for any delay by the Depository, its nominee or any direct or indirect participant in identifying the beneficial owners of the Securities.  The Issuers and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depository or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated Securities to be issued.  If the beneficial owners of interests in a global Security are entitled to exchange such interests for definitive Securities as the result of an event described in clause (i), (ii) or (iii) above, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Issuers shall deliver to the Trustee Registered Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such global Security, executed by the Issuers.  On or after the earliest date on which such interests may be so exchanged, such global Security shall be surrendered from time to time by the U.S. Depository or such other Depository as shall be specified in the Issuer Order with respect thereto, and in accordance with instructions given to the Trustee and the U.S. Depository or such other Depository, as the case may be (which instructions shall be in writing but need not be contained in or accompanied by an Officer's Certificate or be accompanied by an Opinion of Counsel), as shall be specified in the Issuer Order with respect thereto to the Trustee, as the Issuers' agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge.  The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged, which shall be in the form of Registered Securities; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before the provision of a Notice of Redemption of Securities of the same series to be redeemed and ending on the relevant Redemption Date.  Promptly following any such exchange in part, such global Security shall be returned by the Trustee to such Depository or the U.S. Depository, as the case may be, or such other Depository or U.S. Depository referred to above in accordance with the instructions of the Company referred to above.  If a Registered Security is issued in exchange for any portion of a global Security after the close of business at the Office or Agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such Office or Agency on the next succeeding Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security shall be payable in accordance with the provisions of this Indenture.
All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuers evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.
Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Issuers or the Security Registrar for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange, or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including fees and expenses of the Trustee) that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.05 or 11.07 not involving any transfer.
Except as otherwise provided in or pursuant to this Indenture, the Issuers shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Securities of like tenor and the same series under Section 11.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Registered Security selected for redemption in whole or in part, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to issue, register the transfer of or exchange any Security which, in accordance with its terms, has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

Section 3.06          Mutilated, Destroyed, Lost and Stolen Securities.
If any mutilated Security is surrendered to the Trustee, subject to the provisions of this Section 3.06, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.
If there be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuers shall execute and, upon the Issuer's request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.
Notwithstanding the foregoing provisions of this Section 3.06, in case any mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Trustee) connected therewith.
Every new Security issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Security shall constitute a separate obligation of the Issuers, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.
The provisions of this Section 3.06, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 3.07          Payment of Interest and Certain Additional Amounts; Rights to Interest and Certain Additional Amounts Preserved.
Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Registered Security which shall be payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.
Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Registered Security which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Registered Security (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Issuers, at their election, as provided in clause (a) or (b) below:

(a)          The Issuers may elect to make payment of any Defaulted Interest to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed by the Company in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Registered Security, the Special Record Date therefor and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as provided in this clause (a).  The Special Record Date for the payment of such Defaulted Interest shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after notification to the Trustee of the proposed payment.  The Trustee shall, in the name and at the expense of the Issuers, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of such Registered Security (or a Predecessor Security thereof) at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date.  The Trustee may, in its discretion, in the name and at the expense of the Issuers, cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
(b)          The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such payment shall be deemed practicable by the Trustee.
Unless otherwise provided in or pursuant to this Indenture or the Securities of any particular series pursuant to the provisions of this Indenture, at the option of the Company, interest on Registered Securities (other than global Securities) that bear interest may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States.
Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security, in each case without duplication.

In the case of any Registered Security of any series that is convertible into other securities of the Issuers or exchangeable for securities of another issuer, which Registered Security is converted or exchanged after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Registered Security with respect to which the Stated Maturity is prior to such Interest Payment Date), interest with respect to which the Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion or exchange, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Registered Security (or one or more predecessor Registered Securities) is registered at the close of business on such Regular Record Date.  Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Registered Security which is converted or exchanged, interest with respect to which the Stated Maturity is after the date of conversion or exchange of such Registered Security shall not be payable.
Section 3.08          Persons Deemed Owners.
Prior to due presentment of a Registered Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Registered Security is registered in the Security Register as the owner of such Registered Security for the purpose of receiving payment of principal of, any premium and (subject to Sections 3.05 and 3.07) interest on and any Additional Amounts with respect to such Registered Security and for all other purposes whatsoever, whether or not any payment with respect to such Registered Security shall be overdue, and none of the Issuers, the Trustee or any agent of the Issuers or the Trustee shall be affected by notice to the contrary.
No Holder of any beneficial interest in any global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such global Security, and such Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the owner of such global Security for all purposes whatsoever.  None of the Issuers, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Section 3.09          Cancellation.
All Securities surrendered for payment, redemption, registration of transfer, exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities, as well as Securities surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee.  The Issuers may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and all Securities so delivered shall be cancelled promptly by the Trustee.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture.  All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures, unless by an Issuer Order the Issuers direct their return to them.

Section 3.10          Computation of Interest.
Except as otherwise provided in or pursuant to this Indenture or in any Security, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
ARTICLE IV
 SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01          Satisfaction and Discharge.
Upon the direction of the Issuers by an Issuer Order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such Issuer Order, and the Trustee, on receipt of an Issuer Order, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when
(a)          either
(i)          all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or
(ii)          all Securities of such series (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers, in the case of (i), (ii) or (iii) above, have deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in the Currency in which such Securities are payable in an amount sufficient to pay and discharge the entire indebtedness on such Securities, including the principal of, any premium and interest on, and any Additional Amounts with respect to such Securities, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity or the applicable Redemption Date thereof, as the case may be;
(b)          the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers with respect to the Outstanding Securities of such series, including, without limitation, any fees, expenses and indemnities owed to the Trustee; and
(c)          the Issuers have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.
In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Issuers to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Issuers and the Trustee with respect to the Securities of such series under Sections 3.05, 3.06, 4.03, 10.02 and 10.03, with respect to the payment of Additional Amounts, if any, with respect to such Securities as contemplated by Section 10.04 (but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 4.01(a)(ii)), and with respect to any rights to convert or exchange such Securities into securities of the Issuers or another issuer shall survive.
Section 4.02          Defeasance and Covenant Defeasance.
(a)          Unless pursuant to Section 3.01, either or both of (i) defeasance of the Securities of or within a series under clause (b) of this Section 4.02 shall not be applicable with respect to the Securities of such series or (ii) covenant defeasance of the Securities of or within a series under clause (c) of this Section 4.02 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Section 4.02 (with such modifications thereto as may be specified pursuant to Section 3.01 with respect to any series of Securities), shall be applicable to such Securities, and the Company may at its option by Board Resolution, at any time, with respect to such Securities, elect to have Section 4.02(b) or Section 4.02(c) be applied to such Outstanding Securities upon compliance with the conditions set forth below in this Section 4.02.
(b)          Upon the Company's exercise of the above option applicable to this Section 4.02(b) with respect to any Securities of or within a series, the Issuers shall be deemed to have been discharged from their obligations with respect to such Outstanding Securities on the date the conditions set forth in clause (d) of this Section 4.02 are satisfied (hereinafter, "defeasance").  For this purpose, such defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of clause (e) of this Section 4.02 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all of its other obligations under such Securities, and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:  (i) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in clause (d) of this Section 4.02 and as more fully set forth in such clause, payments in respect of the principal of (and premium, if any) and interest, if any, on, and Additional Amounts, if any, with respect to, such Securities when such payments are due, and any rights of such Holder to convert such Securities into other securities of the Issuers or exchange such Securities for securities of another issuer, (ii) the obligations of the Issuers and the Trustee with respect to such Securities under Sections 3.05, 3.06, 10.02 and 10.03, and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 10.04 (but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 4.02(d)(i) below), and with respect to any rights to convert such Securities into other securities of the Issuers or exchange such Securities for securities of another issuer, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 4.02.  The Company may exercise its option under this Section 4.02(b) notwithstanding the prior exercise of its option under clause (c) of this Section 4.02 with respect to such Securities.

(c)          Upon the Company's exercise of the option to have this Section 4.02(c) apply with respect to any Securities of or within a series, the Issuers shall be released from its obligations under, to the extent specified pursuant to Section 3.01(s), any covenant applicable to such Securities and any Event of Default with respect to such Outstanding Securities, on and after the date the conditions set forth in clause (d) of this Section 4.02 are satisfied (hereinafter, "covenant defeasance"), and such Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such obligation or covenant, but shall continue to be deemed "Outstanding" for all other purposes hereunder.  For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Issuers may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 5.01(d) or otherwise and the specified Events of Default shall not longer constitute Events of Default, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.
(d)          The following shall be the conditions to application of clause (b) or (c) of this Section 4.02 to any Outstanding Securities of or within a series:
(i)          The Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.08 who shall agree to comply with the provisions of this Section 4.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (1) an amount in Dollars or in such Foreign Currency in which such Securities are then specified as payable at Stated Maturity, or (2) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on, and Additional Amounts, if any, with respect to, such Securities, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of (and premium, if any) and interest, if any, on and Additional Amounts, if any, with respect to, such Outstanding Securities at the Stated Maturity of such principal or installment of principal or premium or interest and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the days on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.
(ii)          Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which either Issuer is a party or by which it is bound.

(iii)          No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit and, with respect to defeasance only, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).
(iv)          In the case of an election under clause (b) of this Section 4.02, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuers have received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.
(v)          In the case of an election under clause (c) of this Section 4.02, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
(vi)          The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, after the 123rd day after the date of deposit, all money and Government Obligations (or other property as may be provided pursuant to Section 3.01) (including the proceeds thereof) deposited or caused to be deposited with the Trustee (or other qualifying trustee) pursuant to this clause (d) to be held in trust will not be subject to any case or proceeding (whether voluntary or involuntary) in respect of either Issuer under any Federal or State bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief in respect of such Issuer issued in connection therewith.
(vii)          The Issuers shall have delivered to the Trustee an Officer's Certificate and the Issuers shall have delivered to the Trustee an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance under clause (b) or (c) of this Section 4.02 (as the case may be) have been complied with.
(viii)          Notwithstanding any other provisions of this Section 4.02(d), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Issuers in connection therewith pursuant to Section 3.01.
(e)          Unless otherwise specified in or pursuant to this Indenture or any Security, if, after a deposit referred to in Section 4.02(d)(i) has been made, (i) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 3.01 or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 4.02(d)(i) has been made in respect of such Security, or (ii) a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to Section 4.02(d)(i) has been made, the indebtedness represented by such Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on, and Additional Amounts, if any, with respect to, such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to clause (i) above, the applicable market exchange rate for such Currency in effect on the second Business Day prior to each payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.
The Issuers shall pay and indemnify the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.02(e) and Section 4.03, the "Trustee") against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 4.02 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities or which resulted from the Trustee's negligence or willful misconduct.
Anything in this Section 4.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon Issuer Request, any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (d) of this Section 4.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 4.02.
Section 4.03          Application of Trust Money.
Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (or other property as may be provided pursuant to Section 3.01) (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.01 or 4.02 in respect of any Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent for the Issuers) as the Trustee may reasonably determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.
Section 4.04          Reinstatement.
If the Trustee or any Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Issuers have been discharged or released pursuant to Section 4.02(b) or 4.02(c) shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 4.03 with respect to such Securities in accordance with this Article; provided, however, that if the Issuers make any payment of principal of or any premium or interest on any such Securities following such reinstatement of its obligations, the Issuers shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE V
 REMEDIES

Section 5.01          Events of Default.
"Event of Default," wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officer's Certificate establishing the terms of such Series pursuant to this Indenture:
(a)          default in the payment of any interest on any Security of such series, or any Additional Amounts payable with respect thereto, when such interest becomes or such Additional Amounts become due and payable, and continuance of such default for a period of thirty days; or
(b)          default in the payment of the principal of or any premium on any Security of such series, or any Additional Amounts payable with respect thereto, when such principal or premium becomes or such Additional Amounts become due and payable at their Maturity; or
(c)          default in the deposit of any sinking fund payment when and as due by the terms of a Security of such series and continuance of such default for a period of thirty days; or
(d)          default in the performance, or breach, of any covenant or warranty of either Issuer in this Indenture or the Securities (other than a covenant or warranty a default in the performance or the breach of which is elsewhere in this Section specifically dealt with or which has been expressly included in this Indenture solely for the benefit of a series of Securities other than such series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or
(e)          the entry by a court having competent jurisdiction of:
(i)          a decree or order for relief in respect of either Issuer in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
(ii)          a decree or order adjudging either Issuer to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of such Issuer and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(iii)          a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of such Issuer of any substantial part of the property of such Issuer or ordering the winding up or liquidation of the affairs of such Issuer; or
(f)          the commencement by either Issuer of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by either Issuer to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by either Issuer of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of either Issuer or relief under any applicable law, or the consent by either Issuer to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of either Issuer or any substantial part of the property of either Issuer or the making by either Issuer of an assignment for the benefit of creditors, or the taking of corporate action by either Issuer in furtherance of any such action; or
(g)          the principal amount of any Indebtedness of the Company (other than the Securities) with an aggregate principal amount outstanding, individually or in the aggregate, of at least $50,000,000 shall not have been paid in full when due and shall continue not to be so paid within any applicable grace period after final maturity (or when otherwise due as a result of the acceleration thereof); or
(h)          the entry against the Company of one or more final and non-appealable judgments for the payment of money in an aggregate uninsured or unbonded amount in excess of $50,000,000, by a court or courts of competent jurisdiction, which judgment remains or judgments remain undischarged, unstayed or unsatisfied for a period of 90 consecutive days; or
(i)          any other Event of Default provided in or pursuant to this Indenture with respect to Securities of such series.
Section 5.02          Acceleration of Maturity; Rescission and Annulment.
If an Event of Default with respect to Securities of any series at the time Outstanding (other than an Event of Default specified in clause (e) or (f) of Section 5.01) occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series may declare the principal of all the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount shall become immediately due and payable.
If an Event of Default specified in clause (e) or (f) of Section 5.01 occurs, all unpaid principal of and accrued interest on the Outstanding Securities of that series (or such lesser amount as may be provided for in the Securities of such series) shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Security of that series.

At any time after a declaration of acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
Notwithstanding the foregoing, at the election of the Company, the sole remedy with respect to an Event of Default for the failure by the Company to comply with its obligations under Section 314(a)(1) of the Trust Indenture Act relating to the Company's failure to file any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or of its covenants set forth in Section 7.04 (any such Event of Default, a "Reporting Default"), shall, after the occurrence of such Reporting Default consist exclusively of the right to receive additional interest (the "Additional Interest") on the Securities at an annual rate equal to (i) 0.25% of the principal amount of the Securities for each day during the 90 calendar day period beginning on, and including, the date on which such Reporting Default first occurs and on which such Reporting Default is continuing and (ii) 0.50% of the principal amount of the Securities for each day during the 90 calendar day period beginning on, and including, the 91st day following the date on which such Reporting Default first occurs and on which such Reporting Default is continuing.  If the Company so elects, the Additional Interest shall accrue on all Outstanding Securities from and including the date on which such Reporting Default first occurs until such violation is cured or waived and shall be payable as provided in Section 3.07.  On the 181st day after such Reporting Default (if such violation is not cured or waived prior to such 181st calendar day), then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series may declare the principal of all the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount shall become immediately due and payable.
If the Company elects to pay the Additional Interest as the sole remedy for the Reporting Default, the Company shall notify in writing, by a certificate, the Holders, the Paying Agent and the Trustee of such election at any time on or before the close of business on the fifth Business Day prior to the date on which such Event of Default would otherwise occur.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that Additional Interest is not payable.  The Issuers shall pay the Additional Interest semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date of such Reporting Default, in the same manner as described on the face of the Security.

Section 5.03          Collection of Indebtedness and Suits for Enforcement by Trustee.
The Issuers covenant that if
(a)          default is made in the payment of any installment of interest on or any Additional Amounts with respect to any Security when such interest or Additional Amounts shall have become due and payable and such default continues for a period of 30 days, or
(b)          default is made in the payment of the principal of or any premium on any Security or any Additional Amounts with respect thereto at their Maturity, the Issuers shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount of money then due and payable with respect to such Securities, with interest upon the overdue principal, any premium and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.07.
If the Issuers fail to pay the money they are required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuers or any other obligor upon such Securities and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers or any other obligor upon such Securities, wherever situated.
If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as may be necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.
Section 5.04          Trustee May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers or any other obligor upon the Securities of any series or the property of the Issuers or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of any overdue principal, premium, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)          to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of any applicable series, of the principal and any premium, interest and Additional Amounts owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of Securities allowed in such judicial proceeding, and
(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.07.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.
Section 5.05          Trustee May Enforce Claims Without Possession of Securities.
All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of the Securities in respect of which such judgment has been recovered.
Section 5.06          Application of Money Collected.
Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium, interest or Additional Amounts, upon presentation of the Securities, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST:  To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.07;
SECOND:  To the payment of the amounts then due and unpaid upon the Securities for principal and any premium, interest and Additional Amounts in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal and any premium, interest and Additional Amounts, respectively;

THIRD:  The balance, if any, to the Person or Persons entitled thereto.
Section 5.07          Limitations on Suits.
No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
(a)          such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;
(b)          the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(c)          such Holder or Holders have offered to the Trustee such indemnity as is reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
(d)          the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(e)          no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holders or Holders of Securities of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.
Section 5.08          Unconditional Right of Holders to Receive Principal and Any Premium, Interest and Additional Amounts.
Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and (subject to Sections 3.05 and 3.07) interest on, and any Additional Amounts with respect to, such Security on the respective Stated Maturity or Maturities therefor specified in such Security (or, in the case of redemption, on the Redemption Date or, in the case of repayment at the option of such Holder if provided in or pursuant to this Indenture, on the date such repayment is due) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.
Section 5.09          Restoration of Rights and Remedies.
If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuers, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

Section 5.10          Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 5.11          Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Security may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.
Section 5.12          Control by Holders of Securities.
The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that
(a)          such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of such series,
(b)          such Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred in compliance with such direction;
(c)          the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
(d)          such direction is not unduly prejudicial to the rights of the other Holders of Securities of such series not joining in such action.
Section 5.13          Waiver of Past Defaults.
The Holders of not less than a majority in principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series may waive any past default hereunder with respect to such series and its consequences, except a default
(a)          in the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, any Security of such series, or

(b)          in respect of the payment of any amounts due from the Issuers to the Trustee pursuant to Section 6.07; or
(c)          in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.
Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Section 5.14          Waiver of Usury, Stay or Extension Laws.
Each Issuer covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each Issuer expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 5.15          Undertaking for Costs.
All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25% in principal amount of Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on or Additional Amounts, if any, with respect to any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date, and, in the case of repayment, on or after the date for repayment) or for the enforcement of the right, if any, to convert or exchange any Security into other securities in accordance with its terms.

ARTICLE VI
 THE TRUSTEE

Section 6.01          Certain Duties and Responsibilities.
(a)          Except during the continuance of an Event of Default,
(i)          the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)          in the absence of willful misconduct, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but not to verify or confirm the contents thereof.
(b)          In the event that a Responsible Officer of the Trustee receives written notice that an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
(c)          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct (as conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review), except that
(i)          this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 6.01;
(ii)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
(iii)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

Section 6.02          Certain Rights of Trustee.
Subject to the provisions of Section 6.01:
(a)          the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Trustee need not investigate any statement, warranty or representation or any fact or matter stated in any such document and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein;
(b)          any request or direction of either Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or an Issuer Order (in each case, other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 3.03 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
(c)          whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of willful misconduct, request and rely upon an Officer's Certificate and/or an Opinion of Counsel and shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate and/or Opinion of Counsel;
(d)          the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(e)          the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee such security or indemnity as is reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
(f)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may, but shall not be obligated to make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Issuers, personally or by agent or attorney;
(g)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any supervision of or misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)          the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by (i) the Trustee in each document related hereto to which it is a party and (ii) the entity serving as the Trustee in each of its capacities hereunder and in each of its capacities as under any related document whether or not specifically set forth therein and each agent, custodian and other Person employed to act hereunder and under any related document, as the case may be, including the Authenticating Agent, Paying Agent, and Security Registrar;
(i)          no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers;
(j)          whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VI;
(k)          the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith that is believed to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless the Trustee's conduct constitutes negligence;
(l)          the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty;
(m)          the Trustee shall not be deemed to have notice or knowledge of any Event of Default unless written notice of any Event of Default is received by a Responsible Officer of the Trustee pursuant to Section 1.05 hereof and such notice references this Indenture and the Securities;
(n)          the Trustee shall not be bound to make any investigation into (i) the performance or observance by the Issuers or any other Person of any of the covenants, agreements or other terms or conditions set forth in this Indenture or in any related document, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture, any related document or any other agreement, instrument or document, or (iii) the satisfaction of any condition set forth in this Indenture or any related document;
(o)          in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
(p)          the Trustee may, from time to time, request that the Company and/or Co-Issuer deliver a certificate (upon which the Trustee may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any related document together with a specimen signature of such authorized officers; provided, however, that from time to time, the Company and/or Co-Issuer may, by delivering to the Trustee a revised certificate, change the information previously provided by it pursuant to this Section 6.02(p), but the Trustee shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate;

(q)          the Trustee shall not have any duty or responsibility in respect of (i) any recording, filing, or depositing of this Indenture or any other agreement or instrument, (ii) the acquisition or maintenance of any insurance or (iii) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, the Company, the Co-Issuer or the Notes;
(r)          the parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account; the parties to this Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided;
(s)          in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture or any related documents because of circumstances beyond the Trustee's control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Indenture or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Trustee's control whether or not of the same class or kind as specified above;
(t)          in respect of this Indenture, the Trustee shall have no duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission and the Trustee shall not be liable for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information.  Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties;

(u)          delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company's or the Co-Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer's Certificates);
(v)          the Trustee shall be fully justified in failing or refusing to take any action under this Indenture or any other related document if such action (i) would, in the reasonable opinion of the Trustee, in good faith (which may be based on the advice or opinion of counsel), be contrary to applicable law, this Indenture or any other related document, or (ii) is not provided for in this Indenture or any other related document; the Trustee shall not be required to take any action under this Indenture or any related document if taking such action (i) would subject the Trustee to a tax in any jurisdiction where it is not then subject to a tax, or (i) would require the Trustee to qualify to do business in any jurisdiction where it is not then so qualified;
(w)          in order to comply with applicable tax laws, rules and regulations ("Applicable Law") related to this Indenture or any indenture supplemental hereto, the Issuers agree:  (i) to provide to the Trustee sufficient information about such parties and/or transactions (including any modification to the terms of such transactions) so it can determine whether it has any tax related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments this Indenture or any indenture supplemental hereto to the extent necessary to comply with Applicable Law for which it shall not have any liability, and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law, except in each case to the extent such losses arise from the Trustee's negligence or willful misconduct; the terms of this section shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee hereunder; and
(x)          the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
Section 6.03          Notice of Defaults.
Within 90 days after a Responsible Officer of the Trustee receives written notice of a default with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series entitled to receive reports pursuant to Section 7.03(c), notice of such default hereunder, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or Additional Amounts or any sinking fund or purchase fund installment with respect to, any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the best interest of the Holders of Securities.  For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 6.04          Not Responsible for Recitals or Issuance of Securities.
The recitals contained herein and in the Securities, except the Trustee's certificate of authentication shall be taken as the statements of the Issuers and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Issuers are true and accurate, subject to the qualifications set forth therein.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuers of the Securities or the proceeds thereof.
Section 6.05          May Hold Securities.
The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other Person that may be an agent of the Trustee or the Issuers, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Issuers with the same rights it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person.
Section 6.06          Money Held in Trust.
Except as provided in Section 4.03 and Section 10.03, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed to in writing with the Issuers.
Section 6.07          Compensation and Reimbursement.
Each Issuer agrees:
(a)          to jointly and severally pay to the Trustee from time to time reasonable compensation as will from time to time be agreed upon in writing for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(b)          except as otherwise expressly provided herein, to jointly and severally reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or arising out of or in connection with the acceptance or administration of the trust or trusts hereunder (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or willful misconduct (as conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review); and
(c)          to jointly and severally indemnify the Trustee and its agents, officers, directors and employees for, and to hold them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that any such loss, liability or expense was due to the Trustee's negligence or willful misconduct (as conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review).

As security for the performance of the obligations of the Issuers under this Section, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, and premium or interest on or any Additional Amounts with respect to Securities.
To the extent permitted by law, any compensation or expense incurred by the Trustee after a default specified in or pursuant to Section 5.01 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law.  "Trustee" for purposes of this Section 6.07 shall include any predecessor Trustee but the negligence or willful misconduct of any Trustee shall not affect the rights of any other Trustee under this Section 6.07.
The provisions of this Section 6.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or until the obligations of the Issuers hereunder have been discharged or defeased and shall apply with equal force and effect to the Trustee in its capacity as Authenticating Agent, Paying Agent or Security Registrar.
Section 6.08          Corporate Trustee Required; Eligibility.
There shall at all times be a Trustee hereunder that is a company organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, that is eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000, and that is subject to supervision or examination by Federal or state authority.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
Section 6.09          Resignation and Removal; Appointment of Successor.
(a)          No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 6.10.
(b)          The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, at the expense of the Issuers, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.
(c)          The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and the Company.  If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, at the expense of the Issuers, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(d)          If at any time:
(i)          the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any series after written request therefor by the Company or any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months, or
(ii)          the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Company or any such Holder, or
(iii)          the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or pursuant to a Board Resolution, may remove the Trustee with respect to all Securities or the Securities of such series, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, at the expense of the Issuers, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.
(e)          If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of such series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.10.  If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by Section 6.10, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, at the expense of the Issuers, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
(f)          The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Registered Securities, if any, of such series as their names and addresses appear in the Security Register.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

(g)          In no event shall any retiring Trustee be liable for the compensation, acts or omissions of any successor Trustee hereunder.
Section 6.10          Acceptance of Appointment by Successor.
(a)          Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 10.03, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.07.
(b)          Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) series, the Issuers, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those series to which the appointment of such successor Trustee relates and subject to Section 10.03 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 6.07.

(c)          Upon request of any Person appointed hereunder as a successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.
(d)          No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.
Section 6.11          Merger, Conversion, Consolidation or Succession to Business.
Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding by sale or otherwise to all or substantially all of the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
Section 6.12          Appointment of Authenticating Agent.
The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of that or those series issued upon original issue, exchange, registration of transfer, partial redemption or partial repayment or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.
Each Authenticating Agent must be acceptable to the Company and, except as provided in or pursuant to this Indenture, shall at all times be a Corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.
Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding by sale or otherwise to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Registered Securities, if any, of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register.  Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
The Issuers agree to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section.
The provisions of Sections 3.08, 6.04 and 6.05 shall be applicable to each Authenticating Agent.
If an Authenticating Agent is appointed with respect to one or more series of Securities pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:	as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory
       If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in an Officer's Certificate by the Company), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

ARTICLE VII
 HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY
Section 7.01          Company to Furnish Trustee Names and Addresses of Holders.
In accordance with Section 312(a) of the Trust Indenture Act, the Company shall furnish or cause to be furnished to the Trustee,
(a)          semi-annually with respect to Securities of each series not later than May 1 and November 1 of the year or upon such other dates as are set forth in or pursuant to the Board Resolution or indenture supplemental hereto authorizing such series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and
(b)          at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished.
Section 7.02          Preservation of Information; Communications to Holders.
The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.
Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Issuers, the Trustee, any Paying Agent or any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.
Section 7.03          Reports by Trustee.
(a)          Within 60 days after September 15 of each year commencing with the first September 15 following the first issuance of Securities pursuant to Section 3.01, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such September 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding September 15 and the date of this Indenture.
(b)          The Trustee shall transmit the reports required by Section 313(a) and (b) of the Trust Indenture Act at the times specified therein.
(c)          Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

Section 7.04          Reports by Company.
(a)          So long as any Securities issued under this Indenture are outstanding, the Company shall (i) file with the Commission within the time periods prescribed by its rules and regulations and applicable to the Company and (ii) furnish to the Trustee and the holders of such Securities within 15 days after the date on which the Company would be required to file the same with the Commission pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act):
(i)          All financial information to the extent required of the Company to be contained in Form 20-F and, with respect to the annual consolidated financial statements only, a report thereon by the Company's independent auditors; and
(ii)          At or prior to such times as would be required to be filed or furnished to the Commission if the Company was then a "foreign private issuer" subject to Sections 13(a) and 15(d) of the Exchange Act, all such other reports and information that the Company would have been required to file or furnish pursuant thereto.
(b)          The Company shall not be required to file any report or other information with the Commission if the Commission does not permit such filing, although such reports will be required to be furnished to the Trustee.  Documents filed by the Company with the Commission via the EDGAR system will be deemed to have been furnished to the Trustee and the holders of such Securities as of the time such documents are filed via EDGAR; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR.
ARTICLE VIII
 CONSOLIDATION, MERGER AND SALES

Section 8.01          Issuers May Consolidate, Etc., Only on Certain Terms.
Neither the Company nor the Co-Issuer shall consolidate with or merge with or into any other Person (whether or not affiliated with the Company or the Co-Issuer), or sell, assign, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other Person (whether or not affiliated with the Company), and neither the Company nor the Co-Issuer shall permit any other Person (whether or not affiliated with the Company) to consolidate with or merge into the Company or the Co-Issuer or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company or the Co-Issuer; unless:
(a)          in case the Company or the Co-Issuer shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company or the Co-Issuer is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company or the Co-Issuer as an entirety or substantially as an entirety shall be a corporation, limited liability company, Company, trust or other entity organized and validly existing under the laws of the Republic of the Marshall Islands, the United States of America, any State thereof, or the District of Columbia, the Commonwealth of the Bahamas, the Republic of Liberia, the Republic of Panama, the Commonwealth of Bermuda, the British Virgin Islands, the Cayman Islands, the Isle of Man, Cyprus, Norway, Greece, Hong Kong, the United Kingdom, Malta, any Member State of the European Union, [                      ] and any other jurisdiction generally acceptable, as determined in good faith by the Board of Directors, to institutional lenders in the shipping industries, and shall expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by the successor Person and delivered to the Trustee the due and punctual payment of the principal of, any premium and interest on and any Additional Amounts with respect to all the Securities and the performance of every obligation in this Indenture and the Outstanding Securities on the part of the Company or the Co-Issuer, as applicable, to be performed or observed and shall provide for conversion or exchange rights in accordance with the provisions of the Securities of any series that are convertible or exchangeable into Common Stock or other securities;
(b)          immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and
(c)          either the Company, the Co-Issuer or the successor Person, as applicable, shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
Section 8.02          Successor Person Substituted for Issuers.
Upon any consolidation by the Company or the Co-Issuer, as applicable, with or merger of the Company or the Co-Issuer, as applicable, into any other Person or any conveyance, transfer or lease of the properties and assets of the Company or the Co-Issuer, as applicable, substantially as an entirety to any Person in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company or the Co-Issuer, as applicable, is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Co-Issuer, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Company or the Co-Issuer herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities.

ARTICLE IX
 SUPPLEMENTAL INDENTURES

Section 9.01          Supplemental Indentures Without Consent of Holders.
Without the consent of any Holders of Securities, the Issuers (when authorized by or pursuant to a Board Resolution) and the Trustee (upon Issuer Order), at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:
(a)          to evidence the succession of another Person to the Company, or the Co-Issuer, as applicable, and the assumption by any such successor of the covenants of the Company, or the Co-Issuer, as applicable, contained herein and in the Securities; or
(b)          to add to the covenants of the Company or the Co-Issuer, for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company or the Co-Issuer; or
(c)          [Reserved];
(d)          to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or
(e)          to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.10; or
(f)          to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not adversely affect the interests of the Holders of Securities of any series then Outstanding in any material respect; or
(g)          to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities, as herein set forth; or
(h)          to add any additional Events of Default with respect to all or any series of Securities (as shall be specified in such supplemental indenture); or

(i)          to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Article IV, provided that any such action shall not adversely affect the interests of any Holder of an Outstanding Security of such series or any other Outstanding Security in any material respect; or
(j)          to secure the Securities; or
(k)          to make provisions with respect to conversion or exchange rights of Holders of Securities of any series then Outstanding; or
(l)          to comply with the requirements of the Trust Indenture Act and the rules promulgated under the Trust Indenture Act; or
(m)          to amend or supplement any provision contained herein or in any supplemental indenture, provided that no such amendment or supplement shall adversely affect the interests of the Holders of any Securities then Outstanding in any material respect.
Section 9.02          Supplemental Indentures With Consent of Holders.
With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture including consents obtained in connection with a tender offer or exchange offer, by Act of said Holders delivered to the Company and the Trustee, the Issuers (when authorized by or pursuant to a Board Resolution) and the Trustee (upon Issuer Order) may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or of the Securities of such series; provided, however, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall
(a)          change the Stated Maturity of the principal of, or any premium or installment of interest on or any Additional Amounts with respect to, such affected Security, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon or any Additional Amounts with respect thereto, or any premium payable upon the redemption thereof or otherwise, or change the obligation of the Issuers to pay Additional Amounts pursuant to the terms hereof (except as contemplated by Section 8.01(a) and permitted by Section 9.01(a)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the amount thereof provable in bankruptcy pursuant to Section 5.04, change the redemption provisions or adversely affect the right of repayment at the option of any Holder as contemplated by Article XIII, or change the Place of Payment, Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Security is payable, or impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes or the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the date for repayment), or change the ranking of any Outstanding Securities, or

(b)          reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 15.04 for quorum or voting, or
(c)          modify any of the provisions of this Section, Section 5.13 or Section 10.08, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or
(d)          make any change that adversely affects the right to convert or exchange any Security into or for securities of the Issuers or other securities (whether or not issued by the Issuers), cash or property in accordance with its terms.
A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included expressly and solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
Section 9.03          Execution of Supplemental Indentures.
As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer's Certificate each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture,  that all conditions precedent to the execution of such supplemental indenture have been fulfilled and that such supplemental indenture is the valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.
Section 9.04          Effect of Supplemental Indentures.
Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Security theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05          Reference in Securities to Supplemental Indentures.
Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
Section 9.06          Conformity With Trust Indenture Act.
Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
Section 9.07          Notice of Supplemental Indenture.
Promptly after the execution by the Issuers and the Trustee of any supplemental indenture pursuant to Section 9.02, the Company shall transmit to the Holders of Outstanding Securities of any series affected thereby a notice setting forth the substance of such supplemental indenture.
ARTICLE X
 COVENANTS

Section 10.01          Payment of Principal, Any Premium, Interest and Additional Amounts.
Each Issuer covenants and agrees for the benefit of the Holders of the Securities of each series, as applicable, that it will duly and punctually pay the principal of, any premium and interest on and any Additional Amounts with respect to the Securities of such series in accordance with the terms thereof and this Indenture.
Section 10.02          Maintenance of Office or Agency.
The Company shall maintain in each Place of Payment for any series of Securities an Office or Agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, where Securities of such series that are convertible or exchangeable may be surrendered for conversion or exchange, and where notices and demands to or upon the Issuers in respect of the Securities of such series relating thereto and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency.  If at any time the Company shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands; provided that the Trustee shall not serve as an agent or office for the purpose of service of process on behalf of the Issuers.

The Company may also from time to time designate one or more other Offices or Agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an Office or Agency in each Place of Payment for Securities of any series for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency.  Unless otherwise provided in or pursuant to this Indenture, the Company hereby designates as the Place of Payment for each series of Securities the Borough of Manhattan, The City of New York, and initially appoints the Corporate Trust Office of the Trustee as the Office or Agency of the Company in the Borough of Manhattan, The City of New York for such purpose.  The Company may subsequently appoint a different Office or Agency in the Borough of Manhattan, The City of New York for the Securities of any series.
Unless otherwise specified with respect to any Securities pursuant to Section 3.01, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one exchange rate agent.
Section 10.03          Money for Securities Payments to be Held in Trust.
If the Company shall at any time act as the Paying Agent for itself and the Co-Issuer with respect to any series of Securities, it shall, on or before each due date of the principal of, any premium or interest on or Additional Amounts with respect to any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.
Whenever the Company shall have one or more Paying Agents for any series of Securities, the Issuers shall, on or prior to 10:00 a.m. New York City time on the Business Day prior to each due date of the principal of, any premium or interest on or any Additional Amounts with respect to any Securities of such series, deposit with any Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of the Issuers' action or failure so to act.
The Company shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a)          hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;
(b)          give the Trustee notice of any default by the Issuers (or any other obligor upon the Securities of such series) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the Securities of such series; and
(c)          at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to any Security of any series and remaining unclaimed for two years after such principal or any such premium or interest or any such Additional Amounts shall have become due and payable shall be paid to the Issuers on Issuer Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuers cause to be published once, in an Authorized Newspaper in each Place of Payment for such series or to be mailed to Holders of Registered Securities of such series, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing nor shall it be later than two years after such principal and any premium or interest or Additional Amounts shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Issuers.
Section 10.04          Additional Amounts.
If any Securities of a series provide for the payment of Additional Amounts, the Issuers agree to pay to the Holder of any such Security Additional Amounts as provided in or pursuant to this Indenture or such Securities.  Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise provided in or pursuant to this Indenture or the Securities of the applicable series, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to such series of Securities (or if the Securities of such series shall not bear interest prior to Maturity, the first day on which a payment of principal is made), and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Officer's Certificate, the Company shall furnish to the Trustee and the principal Paying Agent or Paying Agents, if other than the Trustee, an Officer's Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and premium, if any, or interest on the Securities of such series shall be made to Holders of Securities of such series without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of such series.  If any such withholding shall be required, then such Officer's Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities, and the Issuers agree to pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities.  The Issuers covenant to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer's Certificate furnished pursuant to this Section 10.04.
Section 10.05          [Reserved.]
Section 10.06           [Reserved.]
Section 10.07          Corporate Existence.
Subject to Article VIII, each Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights (charter and statutory) and franchises; provided, however, that the foregoing shall not obligate such Issuer to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to any Holder.
Section 10.08          Waiver of Certain Covenants.
The Issuers may omit in any particular instance to comply with any term, provision or condition set forth in Section 10.07 with respect to the Securities of any series or in any other covenant provided for the benefit of such series pursuant to Section 3.01 or 9.01 if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuers and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 10.09          Company Statement as to Compliance; Notice of Certain Defaults.
(a)          The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officer's Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that
(i)          a review of the activities of the Issuers during such year and of their performance under this Indenture has been made under his or her supervision, and
(ii)          to the best of his or her knowledge, based on such review, (i) the Issuers have complied with all the conditions and covenants imposed on it under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to him or her and the nature and status thereof, and (ii) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.
(b)          The Company shall deliver to the Trustee, within thirty days after the occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would become an Event of Default pursuant to clause (d) of Section 5.01, and the status thereof and what actions the Company is taking or proposes to take in respect thereof, to the extent actually known by the Authorized Officer.
(c)          The Trustee shall have no duty to monitor the Company's or the Co-Issuer's compliance with the covenants contained in this Article X.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company's or the Co-Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer's Certificates).
ARTICLE XI
 REDEMPTION OF SECURITIES

Section 11.01          Applicability of Article.
Redemption of Securities of any series at the option of the Company as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and (except as otherwise provided herein or pursuant hereto) this Article.
Section 11.02          Election to Redeem; Notice to Trustee.
The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution.  In case of any redemption at the election of the Company of all of the Securities of any series, with the same issue date, interest rate or formula, Stated Maturity and other terms, the Company shall, at least 30 days but not more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed.

Section 11.03          Selection by Trustee of Securities to be Redeemed.
Unless otherwise specified as contemplated by Section 3.01, if less than all of the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series not previously called for redemption:  (i) by lot or such other similar method in accordance with applicable procedures of the Depository, or (ii) if there are no such requirements of the Depository, on a pro rata basis and in compliance with any applicable stock exchange rules; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Registered Security of such series not redeemed to less than the minimum denomination for a Security of such series established herein or pursuant hereto.
The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.
Unless otherwise specified in or pursuant to this Indenture or the Securities of any series, if any Security selected for partial redemption is converted into other securities of the Issuers or exchanged for securities of another issuer in part before termination of the conversion or exchange right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.  Securities which have been converted or exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.
Section 11.04          Notice of Redemption.
Notice of redemption shall be given in the manner provided in Section 1.06, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed.  Failure to give notice by mailing in the manner herein provided to the Holder of any Registered Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.
Any notice that is mailed to the Holder of any Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.
All notices of redemption shall state:
(a)          the Redemption Date,
(b)          the Redemption Price (or the formula for calculating it),

(c)          if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,
(d)          in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,
(e)          that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date,
(f)          the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto,
(g)          that the redemption is for a sinking fund, if such is the case,
(h)          [Reserved],
(i)          [Reserved],
(j)          in the case of Securities of any series that are convertible into Common Stock of the Company or the Co-Issuer or exchangeable for other securities, the conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Securities of such series to be redeemed will commence or terminate and the place or places where such Securities may be surrendered for conversion or exchange, and
(k)          the CUSIP number or the Euroclear or the Cedel reference numbers of such Securities, if any (or any other numbers used by a Depository to identify such Securities).
A notice of redemption published as contemplated by Section 1.06 need not identify particular Registered Securities to be redeemed.
Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Issuers; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 11.04.
Section 11.05          Deposit of Redemption Price.
Prior to 10:00 a.m. New York City time on the Business Day prior to any Redemption Date, the Issuers shall deposit, with respect to the Securities of any series called for redemption pursuant to Section 11.04, with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in the applicable Currency sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified pursuant to Section 3.01 or in the Securities of such series) any accrued interest on and Additional Amounts with respect thereto, all such Securities or portions thereof which are to be redeemed on that date.

Section 11.06          Securities Payable on Redemption Date.
Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuers shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuers at the Redemption Price, together with any accrued interest and Additional Amounts to the Redemption Date; provided, however, that, except as otherwise specified in or pursuant to this Indenture or the Registered Securities of such series, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 3.07.
If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security.
Section 11.07          Securities Redeemed in Part.
Any Registered Security which is to be redeemed only in part shall be surrendered at any Office or Agency for such Security (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE XII
 SINKING FUNDS

Section 12.01          Applicability of Article.
The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise permitted or required in or pursuant to this Indenture or any Security of such series issued pursuant to this Indenture.
The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an "optional sinking fund payment".  If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02.  Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and this Indenture.
Section 12.02          Satisfaction of Sinking Fund Payments With Securities.
The Issuers may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any series to be made pursuant to the terms of such Securities (1) deliver Outstanding Securities of such series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Issuers), and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, provided that such series of Securities have not been previously so credited.  Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.  If, as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section 12.02, the principal amount of Securities of such series to be redeemed in order to satisfy the remaining sinking fund payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Issuer Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that series purchased by the Company having an unpaid principal amount equal to the cash payment requested to be released to the Company.
Section 12.03          Redemption of Securities for Sinking Fund.
Not less than 75 days and not more than 90 days prior to each sinking fund payment date for any series of Securities, the Company shall deliver to the Trustee an Officer's Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that series pursuant to Section 12.02, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered.  If such Officer's Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Issuers shall thereupon be obligated to pay the amount therein specified.  Not less than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuers in the manner provided in Section 11.04.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.
ARTICLE XIII
 REPAYMENT AT THE OPTION OF HOLDERS

Section 13.01          Applicability of Article.
Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such series, and such Holder shall provide the Trustee and the Company with prior written notice of its election to have such Securities repaid.  The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 3.09, shall not operate as a payment, redemption or satisfaction of the Indebtedness represented by such Securities unless and until the Issuers, at their option, shall deliver or surrender the same to the Trustee with a directive that such Securities be cancelled.  Notwithstanding anything to the contrary contained in this Section 13.01, in connection with any repayment of Securities, the Company may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the close of business on the repayment date an amount not less than the repayment price payable by the Issuers on repayment of such Securities, and the obligation of the Issuers to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers.
ARTICLE XIV
 SECURITIES IN FOREIGN CURRENCIES

Section 14.01          Applicability of Article.
Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same Currency, or (ii) any distribution to Holders of Securities, in the absence of any provision to the contrary in the form of Security of any particular series or pursuant to this Indenture or the Securities, any amount in respect of any Security denominated in a Currency other than Dollars shall be treated for any such action or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Registered Securities of such series (if any) for such action, determination of rights or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such action, determination of rights or distribution) as the Company may specify in a written notice to the Trustee.  Notwithstanding anything contained herein to the contrary, any issuance of Securities denominated in a currency other than Dollars must be acceptable to the applicable Depository and prior to the issuance of any Securities denominated in a currency other than Dollars the Company must obtain the prior written consent of the Trustee.
ARTICLE XV
 MEETINGS OF HOLDERS OF SECURITIES

Section 15.01          Purposes for Which Meetings May Be Called.
A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Securities of such series.
Section 15.02          Call, Notice and Place of Meetings.
(a)          The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 15.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York.  Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than 21 nor more than 180 days prior to the date fixed for the meeting.
(b)          In case at any time the Company (by or pursuant to a Board Resolution) or the Holders of at least 25% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 15.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request (whichever shall be required pursuant to Section 1.06) or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section.

Section 15.03          Persons Entitled to Vote at Meetings.
To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its agents and counsel and any representatives of the Issuers and their counsel.
Section 15.04          Quorum; Action.
The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for any meeting of Holders of Securities of such series.  In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved.  In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any reconvened meeting, such reconvened meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such reconvened meeting.  Notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.
Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series.
Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series, whether or not such Holders were present or represented at the meeting.
Section 15.05          Determination of Voting Rights; Conduct and Adjournment of Meetings.
(a)          Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of

Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04.  Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.
(b)          The Company shall appoint a temporary chairman of the meeting.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.
(c)          At any meeting, each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.
(d)          Any meeting of Holders of Securities of any series duly called pursuant to Section 15.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.
Section 15.06          Counting Votes and Recording Action of Meetings.
The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting.
A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.02 and, if applicable, Section 15.04.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.
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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.
TORM PLC

By:
Name:
Attest:		Title:

[ ˜ ]

By:
Name:
Title:

[ ˜ ]

By:
Name:
Title:

Signature Page to Base Indenture

EXHIBIT A
[If the Holder of this Security is a depository, such as The Depository Trust Company ("DTC") or a nominee of DTC, this Security is a Global Security and insert the following two legends:
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF.  THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.
UNLESS THE SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"),] TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO. OR IN] SUCH [OTHER] NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITORY] [DTC] (AND ANY PAYMENT IS MADE TO [CEDE & CO. OR TO] SUCH [OTHER] ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITORY] [DTC]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF[, CEDE & CO.,] HAS AN INTEREST HEREIN.]
[Insert any applicable legend(s) required by the Internal Revenue Code]
$
NO.
CUSIP:

TORM PLC
[ ˜ ]
[Designation of Series]
TORM PLC, a public limited company incorporated under the laws of England and Wales (the "Company"), having its registered office at Birchin Court, 20 Birchin Lane, London, EC3V 9DU, United Kingdom and [ ˜ ], a corporation duly organized under the laws  of [ ˜ ] (the "Co-Issuer, and together with the Company, the "Issuers"), for value received, hereby jointly and severally promise to pay to                , or registered assigns, the principal sum of            Dollars ($            ) on            ,            [If the Security is to bear interest prior to Maturity, insert — , and to pay interest thereon from            or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on            and            in each year, commencing            , [If the Security is to bear interest at a
fixed rate, insert — at the rate of % per annum] [If the Security is to bear interest at an adjustable rate, insert — at a rate per annum computed or determined in accordance with the provisions below], until the principal hereof is paid or made available for payment [If applicable, insert —, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of % per annum on any overdue principal and premium and on any overdue installment of interest from the dates such amounts are due until they are paid or made available for payment and such interest shall be payable on demand].  [If applicable, insert — Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.  If any Interest Payment Date or the maturity date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the maturity date, as the case may be, to such next Business Day.] The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be                 or                 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest which is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant regular record date by virtue of having been such holder, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a subsequent special record date (which shall be at least 10 days before the payment date) for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to the Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.
[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration or redemption or at the Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for.  Interest on any overdue principal shall be payable on demand.  Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of      % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Payment of the principal of and [If applicable, insert — any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [If applicable, insert — ; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register;] [If applicable, insert — provided, further, that payment to [DTC or] any [successor] depository may be made by wire transfer to the account designated by [DTC or] such [successor] depository in writing].
This Security is one of a duly authorized issue of securities of the Issuers (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of [ ˜ ], 2018 (herein called, together with all indentures supplemental thereto, the "Indenture"), between the Issuers and [ ˜ ], as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof [, initially limited (subject to exceptions provided in the Indenture) to the aggregate principal amount of $            ].
[If the Security is not an Original Issue Discount Security, insert — If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.]
[If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.  Such amount shall be equal to [insert formula for determining the amount].  Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Issuers' obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]
[If applicable, insert — The Securities may not be redeemed prior to the Stated Maturity.]
[If applicable, insert — The Securities are not subject to any sinking fund.]
[If applicable, insert — The Securities are subject to redemption [(l) [If applicable, insert — on in any year commencing with the year and ending with the year            through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] [If applicable, insert — at any time [on or after            ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):  if redeemed on or before            , % and if redeemed during the 12-month period beginning            of the years indicated at the Redemption Prices indicated below:
Year	Redemption Price

and thereafter at a Redemption Price equal to % of the principal amount, together in the case of any such redemption [If applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]
[If applicable, insert — The Securities are subject to redemption (1) on            in any year commencing with the year            and ending with the year          through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after            ], as            a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below:  if redeemed during the 12-month period beginning            of the years indicated below:
Year	Redemption Price for Redemption through Operation of the Sinking Fund	Redemption Price for Redemption Otherwise than through Operation of the Sinking Fund and thereafter at a Redemption Price equal to % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]
[If applicable, insert — Notwithstanding the foregoing, the Issuers may not, prior to, redeem any Securities as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Issuers (calculated in accordance with generally accepted financial practice) of less than % per annum.]
[If applicable, insert — The sinking fund for the Securities provides for the redemption on            in each year, beginning with the year            and ending with the year            , of [not less than] $            [("mandatory sinking fund") and not more than $            ] aggregate principal amount of the Securities of this series.  [The Securities acquired or redeemed by the Issuers otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the [describe order].]]
[If applicable, insert — Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.]

[If applicable, insert — In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]
[If applicable, insert — This Security is convertible into [describe nature of applicable security] on the basis of [describe basis of conversion.]

The Indenture contains provisions permitting, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Issuers and the Trustee with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Securities and of any Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of and interest on this Security, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.
As provided in the Indenture and subject to certain limitations set forth therein and in this Security, the transfer of this Security may be registered on the Security Register upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for that purpose in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Securities are issuable only in registered form in the denominations of $            or any integral multiple thereof.  As provided in the Indenture and subject to certain limitations set forth in the Indenture, and in this Security, the Securities are exchangeable for a like aggregate principal amount of Securities of this series in different authorized denominations, as requested by the Holders surrendering the same.]
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.
Prior to due presentment of this Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuers, the Trustee nor any such agent shall be affected by notice to the contrary.

[If applicable, insert — The Indenture contains provisions whereby (i) the Issuers may be discharged from their obligations with respect to the Securities (subject to certain exceptions) or (ii) the Issuers may be released from their obligations under specified covenants and agreements in the Indenture, in each case if the Issuers irrevocably deposits with the Trustee money or Government Obligations, or a combination thereof, in an amount sufficient, without consideration of any reinvestment, to pay and discharge the entire indebtedness on all Securities of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.]
This Security shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State.
All terms used in this Security without definition that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
[Remainder of Page Intentionally Left Blank]

Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed.
TORM PLC

By:
Name:
Attest:		Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

as Trustee

By:
Name:
Dated:		Title: Authorized Officer